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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.


                  Dated:  July 10, 2002


                                    WAM Acquisition GP, Inc.
                                        for itself and as general partner of
                                        LIBERTY WANGER ASSET MANAGEMENT, L.P.



                                    By:  /s/ Bruce H. Lauer
                                         ---------------------------------------
                                             Bruce H. Lauer
                                             Senior Vice President and Secretary




                                    LIBERTY ACORN TRUST



                                    By:  /s/ Bruce H. Lauer
                                         ---------------------------------------
                                             Bruce H. Lauer
                                             Vice President, Treasurer and
                                             Secretary


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